AMENDMENT NO. 1

TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

          THIS AMENDMENT NO. 1 ("Amendment") is entered into as of June 10, 2002 by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized under the laws of the State of Delaware ("Borrower,"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), the various other financial institutions (together with PNC, collectively the "Lenders") named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and PNC as agent for Lenders (in such capacity, "Agent") and as Issuing Bank.

BACKGROUND

          Borrower, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provides Borrower with certain financial accommodations.

          Borrower has requested that Lenders amend certain provisions of the Loan Agreement and Agent, on behalf of Lenders is willing to do so on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.     Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

          2.     Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

                  (a)     Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

                  "Amendment No. 1" shall mean Amendment No. I to Revolving Credit, Term Loan and Security Agreement dated as of June 10, 2002.

                  "Amendment No. 1 Effective Date" shall mean the date when the conditions of effectiveness set forth in Section 3 of Amendment No. I have been met to Agent's satisfaction.

                  "Amortizing Availability" shall mean $4,000,000, less $66,666.67, on the fifteenth day of each month commencing with July 15, 2002 and reducing to $0 upon the end of the Term. In the event (x) any

Equipment of East Tennessee Materials & Energy Corporation is sold on or after the Amendment No. I Effective Date, the Amortizing Availability shall be further reduced by the greater of (i) 75% of the fair market value of such Equipment or (ii) 45% of the liquidation in place value of such Equipment, in each case as set forth in the appraisal dated March 2, 2002 conducted by Marshall and Stevens Valuation Consulting, or (y) the face amount of the Standby UC is reduced by an amendment thereto, then the Amortizing Availability shall be reduced (but not increased) to the amended face amount and the monthly amortization amount shall be the quotient obtained by dividing (1) the amended face amount of the Standby L/C by (2) the number of months remaining from the date of such reduction until June 15, 2007 (the intent being that the revised Amortizing Availability would be reduced to $0 by June 15, 2007 in equal monthly amounts if the Term was extended to such date).

                  "Revised Article 9" shall mean Revised Article 9 of UCC.

                  "Standby UC" shall mean a standby letter of credit in the original face amount of $4,000,000, which secures surety bond obligations which Borrower is required to cause to be issued.

                   "UCC" shall mean the Uniform Commercial Code as adopted in the State of New York.

                   (b)     Section 1.2 of the Loan Agreement is hereby amended by amending the following defined terms to provide as follows:

                             "Collateral" shall mean and include all of the following assets, properties, rights and interests of each Credit Party, whether now owned and existing or hereafter arising, acquired or created, and wherever located:

                              (a)     all Receivables;

                              (b)     all Equipment;

                              (c)     all General Intangibles;

                              (d)    all Inventory;

                              (e)    all Investment Property;

                              (f)     all Real Property and fixtures and improvements, including
                                      Leasehold Interests;

                              (g)     all Subsidiary Stock as listed on Schedule 1.2(b);

                              (h)     any and all balances, credits, deposits, accounts or moneys of or in such Person's name in the possession or control of, or in transit to,
                                       Agent or any other financial institution (including, without limitation,

                                        all sums on deposit therein from time to time and all securities, instruments and accounts in which such sums are invested from time to time);

                               (j)     all of such Person's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Person's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Person from any Customer relating to the Receivables;
                                       (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Person's contract rights, rights of payment that have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit (whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance thereof), Investment Property and money; (vi) all commercial tort claims (as defined under Revised Article 9) (whether now existing or hereafter arising); (vii) all real and personal
                                       Property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which such
                                       Person has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Person;

                              (j)     all of such Person's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Person or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b),
                                       (c), (d), (e), (f), (g), (h) or (i) of this Paragraph; and

                              (k)     all proceeds and products of (a), (b), (c), (d), (c), (f), (g), (h), (i)
                                        and j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds),
                                        certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other
                                        instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds

                             "General Intangibles" shall mean and include all of each Credit Party's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design -
                  rights, permits, software, computer information, source codes, object codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by
                  Receivables), all other intellectual property or proprietary rights, all rights of indemnification and all other intangible Property of every kind and nature (other than Receivables).

                            "Inventory" shall mean and include all of each Credit Party's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in any Credit Party's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                            "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding as provided herein, in an aggregate amount not to exceed on any date the sum of $4,500,000, less any reduction to the face amount of the Standby UC; provided that the L/C Commitment is part of the Revolving Commitment Facility, rather than a separate independent commitment.

                           "Letter of Credit" means any commercial documentary Letter of Credit issued by the Issuing Bank pursuant to Section 2.14 as well as the Standby L/C.

                           "Receivables" shall mean and include, as to any Credit Party, all of such
                  Credit Party's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Credit Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Credit Party arising out of or in connection with the sale or lease of Inventory or the rendition of services pursuant to term contracts or otherwise or the licensing of any general intangible rights, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                           (c)     Section 1.3 of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof to provide as follows:

                                 "To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to Revised
                                 Article 9, such expanded definition will apply automatically as of the date of such amendment, modification or revision."

                        (d)     Section 2.2(a)(y) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                                 "(y) an amount up to the sum (without duplication) of (i) up to 85%
                                 of Commercial Receivables aged 60 days or less from invoice date,
                                 (ii) up to 85% of Commercial Broker Receivables aged up to 90 days from the due date, up to 120 days from invoice date, (iii) up to 85% of Acceptable Government Agency Receivables aged 60 days or less from the due date, UP to 150 days from invoice date,
                                 (iv) up to 50% of Acceptable Unbilled Amounts aged 60 days (the foregoing applicable percentages being referred to as the "Advance
                                 Rates") subject, in each case, to clause (b) of the definition of
                                 "Eligible Receivables," and (v) Amortizing Availability, minus (vi)
                                 such reserves as Agent may reasonably deem proper and necessary from time to time. The amount determined pursuant to this
                                 Section 2.2(a)(y) at any time and from time to time shall be referred to as the "Formula Amount." For purposes of this Section 2.2, reserves shall include all L/C Obligations from time to time outstanding.

                      (e)     Section 2.14(i)(i) of the Loan Agreement is hereby amended by amending the first sentence thereof in its entirety to provide as follows:

                                "Borrower shall pay to the Agent for the account of the Lenders a letter of credit fee (x) with respect to the Letters of Credit (other than the Standby UC) equal to the rate per annum equal to three percent
                                 (3%) per annum, and (y) with respect to the Standby L/C equal to the rate per annum equal to four percent (4%) per annum, in each case calculated on the average daily maximum amount available to be drawn of the outstanding Letters of Credit (other than the
                                 Standby L/C) with respect to clause (x) and of the Standby L/C with respect to clause (y) (each of which rates shall be increased by 2% per annum at any time when an Event of Default shall have occurred and be continuing), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the applicable Letters of Credit outstanding for that quarter as calculated by Agent, such computation be made on the basis of actual days elapsed in a 360-day year."

                       (f)     Section 4.1 of the Loan Agreement is hereby amended by inserting a new sentence at the end thereof to provide as follows:

                                  "Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery each such notice, Borrower shall be deemed to hereby grant to Agent, for its benefit and for the ratable benefit of the Lenders, a security interest and lien in and to such commercial tort claims and all proceeds thereof."

                       (g)     A new subsection is hereby added to Article 4 at the end thereof to provide as follows:

                                "4.22. Filing, of Financing Statements. By its signature hereto,
                                 Borrower ,hereby authorizes Agent to file against Borrower, one or more initial financing, continuation or amendment
                                 statements pursuant to the UCC in m and substance
                                 satisfactory to Agent that (a) indicate the Collateral (i) all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Revised Article 9, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is
                                 an organization, the type of organization and any organization identification number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating
                                 Collateral as-extracted collateral or timber to be cut, a
                                 sufficient description of real property to which the Collateral relates.

                       (h)     Section 5.2 of the Loan Agreement is hereby amended by inserting the lowing subsection at the conclusion thereof:

                                "(c) Each Credit Party's (i) organizational identification number issued by each Credit Party's state of incorporation or organization or a statement that no such number has been issued and (ii) federal tax identification number, are listed on Schedule 5.2(c)."

                         (i)     Section 7. 1 (a) of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof:

                                Without limiting the foregoing, no Credit Party shall reincorporate or organize itself under the laws of any jurisdiction other than the laws of state of organization as of the date hereof without the prior written consent of Agent."

                        (j)     Section I7.1 of the Loan Agreement is hereby amended by deleting the rase "five (5) days" appearing therein and inserting the phrase "ten (I0) days" in substitution therefor.

           3.     Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Guarantors, (ii) four copies of an Amendment No. I to Secured Subsidiaries Guaranty dated as of the date of this Amendment among Agent and Subsidiary, (iii) an amendment fee of $50,000 (which fee shall be charged to Borrower's Account), and (iv) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

4.     Representations and Warranties. Borrower hereby represents and warrants as follows:

                   (a)     This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                   (b)     Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, except that such representations and warranties shall be qualified by the matters set forth on Schedule A attached hereto and made a part hereof

                   (c)     No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                   (d)     Borrower has no defense, counterclaim or offset with respect to the
        Loan Agreement.

                   (e)     Borrower is incorporated in the State of Delaware.

          5.     Effect on the Loan Agreement.

                  (a)      Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b)     Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c)      The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

          6.     Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

          7.     Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          8.     Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, this Amendment has been duty executed as of the day and year first written above.

                                                         PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                                                          By:    /s/Richard T. Kelecy
                                                                Name: Richard T. Kelecy
                                                                Title: Vice President

                                                          PNC BANK, NATIONAL ASSOCIATION, as
                                                          Agent and Lender

                                                           By:    /s/Susanne Raschner
                                                                  Name: Susanne Raschner
                                                                  Title: Vice President

(SIGNATURES CONTINUED ON FOLLOWING PAGE)

CONSENTED AND AGREED TO:

SCHREIBER, YONLEY AND ASSOCIATES, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

PERMA-FIX TREATMENT SERVICES, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

PERMA-FIX, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

PERMA-FIX OF NEW MEXICO, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

PERMA-FIX OF FLORIDA, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

PERMA-FIX OF MEMPHIS, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

PERMA-FIX OF DAYTON, INC.

By:   /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

PERMA-FIX OF FT. LAUDERDALE, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

PERMA-FIX OF ORLANDO, INC.

By:    /s/Richard T. Kelecy
       Name: Richard T. Kelecy
       Title: Vice President

PERMA-FIX OF SOUTH GEORGIA, INC.

By:   /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

PERMA-FIX OF MICHIGAN, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

DIVERSIFIED SCIENTIFIC SERVICES, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

INDUSTRIAL WASTE MANAGEMENT, INC.

By:    /s/Richard T. Kelecy
       Name: Richard T. Kelecy
       Title: Vice President

MINTECH, INC.

By:    /s/Richard T. Kelecy
      Name: Richard T. Kelecy
      Title: Vice President

RECLAMATION SYSTEMS, INC.

By:    /s/Richard T. Kelecy
       Name: Richard T. Kelecy
       Title: Vice President

EAST TENNESSEE MATERIALS & ENERGY CORPORATION

By:    /s/Richard T. Kelecy
       Name: Richard T. Kelecy
       Title: Vice President